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                                                                 EXHIBIT 99.1(b)



          MERRILL LYNCH DIVIDEND APPRECIATION  FUND



                  The undersigned, constituting a majority of the Trustees of

             Merrill Lynch Dividend Appreciation Fund (the "Fund"), a

             Massachusetts business trust having no shareholders as of the date hereof, hereby certify that the Trustees of the Fund have duly adopted the following amendment to the Declaration of Trust of the Fund dated the 14th day of May, 1987.

             VOTED: That the Declaration of Trust dated May 14, 1987 be and it hereby is amended to change the name of the Fund from "Merrill Lynch Dividend Appreciation Fund" to "Merrill Lynch Strategic Dividend Fund" in the following manner:

                              1.1. Name.  The name of the trust created hereby
                        (the "Fund") shall be "Merrill Lynch Strategic Dividend Fund", and so far as may be practicable the Trustees shall conduct the Fund's activities, execute all documents and sue or be sued under that name, which name (and the word "Fund" wherever hereinafter used) shall refer to the Trustees as Trustees, and not individually, and shall not refer to the officers, agents, employees or Shareholders of the Fund.
                        However, should the Trustees determine that the use of such name is not advisable, they may select such other name for the Fund as they deem proper and the Fund may hold its property and conduct its activities under such other name. Any name change shall become effective upon the execution by a majority of the then Trustees of an instrument setting forth the new name. Any such instrument shall have the status of an amendment to this Declaration.

                   IN WITNESS WHEREOF, the undersigned, constituting a majority of the Trustees of the Trust, have signed this Certificate in duplicate original counterparts and have caused a duplicate original to be lodged among the records of the Fund as required

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         by Article XI, Section 11.3(c) of the Declaration of Trust, as of
         the 14th day of July , 1987.


                                       /s/ ARTHUR ZEIKEL
                                       ----------------------------
                                       Arthur Zeikel
                                       279 Watchung Fork
                                       Westfield, New Jersey 07090


                                       /s/ HOWARD 0. COLGAN, JR.
                                       ----------------------------
                                       Howard 0. Colgan, Jr.
                                       650 Beach Road, Apt. 245
                                       Vero Beach, Florida 32960


                                       /s/ RONALD W. FORBES
                                       ----------------------------
                                       Ronald W. Forbes
                                       1400 Washington Avenue
                                       Albany, New York 12222


                                       /s/ THOMAS H. LENAGH
                                       ----------------------------
                                       Thomas H. Lenagh
                                       Greenwich Office Park, OP-6
                                       Greenwich, Connecticut 06830


                                       /s/ RICHARD T. O'REILLY
                                       ----------------------------
                                       Richard T. O'Reilly
                                       Rockwood Lane Spur
                                       Greenwich, Connecticut 06830


                                       /s/ RICHARD R. WEST
                                       ----------------------------
                                       Richard R. West
                                       100 Trinity Place
                                       New York, New York 10006



                                       /s/ MARC A. WHITE
                                       ----------------------------
                                       Marc A. White
                                       1050 Highland Road
                                       Ithaca, New York 14850





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